PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into as of this ____ day of October, 1997, by and between Camp Point Associates, L.L.C., an Illinois limited liability company ("Purchaser"), and Consolidated Resources Health Care Fund VI, a Georgia limited partnership ("Seller").
                              W I T N E S S E T H:
         WHEREAS, Seller has certain right, title and interest in and to real and personal property comprising that certain nursing home facility known as Grandview Manor Nursing Home located at 205 East Spring Street, Camp Point, Illinois 30328 (such real property and personal property and the businesses conducted thereon are hereinafter referred to as the "Facility");
         WHEREAS, Seller wishes to sell all of its right, title and interest in and to such Facility, including the business thereof, to Purchaser and Purchaser wishes to buy all of Seller's right, title and interest in and to such Facility subject to and upon the terms and conditions herein set forth.
         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:
SECTION 1.  PURCHASE AND SALE
         Upon the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller all of Seller's right, title and interest in and to the following:



(a) That certain tract or parcel of real property relating to the Facility, TOGETHER WITH all and singular appurtenances now or hereafter belonging thereto, said real property being more particularly described in Exhibit "A", attached hereto and by reference made a part hereof, and being hereinafter referred to as the "Land"; TOGETHER WITH all the improvements and appurtenances thereon situated, and all fixtures, furniture, personal property and supplies attached thereto or appurtenant thereto and used in connection therewith, including, without limitation, the Facility licensed for 118 patient beds, containing all plumbing, heating, lighting and cooking fixtures, air conditioning fixtures and units, ranges, refrigerators, dishwashers, disposals, trash mashers, hot water heaters and equipment, boilers, bathroom and kitchen cabinets, antennae, and to the extent located on the Land, mantels, door mirrors, venetian blinds, shades, drapes, screens, awnings, window boxes, storm doors, ice makers, mail boxes, weather vanes, flagpoles, pumps, shrubbery, outdoor statuary, carpeting, and licenses and permits (said Land, improvements, appurtenances, fixtures and property at the Facility being hereinafter collectively referred to as the "Real Property"), TOGETHER WITH all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining said Land to the center line thereof, and together with all right, title and interest of Seller in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damage to said Land by reason of change of grade of any street; together with all right, title and interest of Seller in and to any award made or to be made in lieu thereof, together with all right, title and interest of Seller to the use of strips and rights-of-way abutting or adjoining said Land, if any; and

(b) All licenses that are transferrable, permits, equipment, furniture, furnishings, fixtures, inventory, supplies, and the Facility's name, telephone numbers, books, patient records, employee records, patient contracts, and all other personal and intangible property located on the Real Property or used in connection with the business of the Facility as a going concern and with the operation of the Facility located thereon, including, without limitation, all of those items of personal property set forth and described in Exhibit "B" attached hereto (such personal property is hereinafter referred to as the "Personal Property") but excluding personal property set forth and described in Exhibit "C" attached hereto (the "Excluded Property").
SECTION 2.  PURCHASE PRICE AND FINANCING
2.01.Purchase Price. The total purchase price payable by Purchaser to Seller for the Real Property and Personal Property of the Facility shall be ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000.00) (the "Purchase Price"), subject to adjustment as provided in this Agreement. On the date hereof, Purchaser shall deposit FIFTY THOUSAND DOLLARS ($50,000.00) with Lawyers Title Insurance Corporation (the "Escrow Agent") to hold in an interest bearing account as an earnest money deposit (the "Deposit") which will be applied as set forth herein. The remainder of Purchase Price to be paid to the Escrow Agent at Initial Closing (as hereinafter defined) in cash or by wire transfer of immediately available funds.


2.02.Compliance  with Section 1060 of the Internal Revenue Code.  Seller and Purchaser agree that Exhibit "D", in which the parties have allocated the Purchase Price among the assets purchased, has been jointly prepared by the parties hereto. The parties agree that they shall fully comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, relating to allocation rules for certain applicable asset acquisitions, and the parties further agree to use Exhibit "D" as the basis for completing Form 8594 entitled "Asset Acquisition Statement Under Section 1060," which they shall both file on a timely basis with the Internal Revenue Service. SECTION 3. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. As used herein in this Section and elsewhere in this Agreement the following terms have the following meanings:
"Knowledge of Seller" or "Seller's  Knowledge" means the actual knowledge of any executive officer of WelCare Service Corporation-VI or Consolidated Resources VI, Inc., as the general partners of Seller. "Knowledge of
     Purchaser" or "Purchaser's Knowledge" means the actual knowledge of Purchaser and the actual knowledge of any managing member (or executive officer thereof) of Purchaser. Seller hereby makes the following representations, warranties and covenants to Purchaser, each of which shall be deemed to be material to the transactions contemplated by this
     Agreement:

3.01.Condition  of  Facility.  Upon the  Escrow  Closing  Date  (as  hereinafter defined) the Facility will be in good condition, comparable to, in all material respects, the condition existing on the date of this Agreement, ordinary wear and tear excepted. Except as may be disclosed in Exhibit "E", to Seller's Knowledge the heating, air conditioning, sewer, plumbing, antennae, and electrical systems in or relating to the Facility are in good working order in all material respects, the painted walls, window treatments, interior and exterior doors, plumbing, roofs and carpeting of all of the buildings of the Facility are in good repair in all material respects and each building of the Facility is free from damage by termite and insect infestations in all material respects. Upon the request of Purchaser, Seller will provide information in its possession concerning the age of items described above. Seller shall not remove any item of Personal Property from the Facility prior to the Escrow Closing Date, except for the purpose of repair or replacement or in the ordinary course of business, and any such item or its replacement, as the case may be, shall be included in this transaction. Purchaser has been given the opportunity to inspect the physical and financial condition of the Facility. Seller makes no representations, warranties or covenants concerning any future financial performance of the Facility and, except as expressly set forth herein, Seller makes no warranties, representations or covenants concerning the physical condition of the Facility.
3.02.List of Patients. Attached hereto and made a part hereof as Exhibit "F" is a schedule setting forth the name of each patient of the Facility as of the date hereof, the status of payment or level of care of each patient, and an accounting of security deposits and patient funds, which accounting is true, complete and correct in all material respects. The Facility's accounting of patient funds, which accounting is maintained as a ledger book in the offices of the Facility, is true, correct and complete in all material respects, subject to routine periods for posting of transactions.

3.03.Financial Statements and Costs Reports. Attached hereto and made a part hereof as Exhibit "G" are copies of the following financial statements of the Facility: (i) unaudited balance sheets as of the end of the Facility's last two (2) fiscal years and as of June 30, 1997, which, in all material respects, are true, complete and correct and accurately reflect the financial condition of the Facility at the respective dates on such balance sheets; and (ii) unaudited statements of operations for the Facility's last two (2) fiscal years and year-to-date for the period ended June 30, 1997, which, in all material respects, are true, complete and correct and accurately reflect its operations during such periods. Seller has provided or will provide to Purchaser copies of all cost reports and any audits of cost reports under Medicare and Medicaid, as applicable, for the two (2) years prior to the date hereof for the Facility. Seller shall make available to Purchaser upon Purchaser's request any and all unaudited balance sheets and statements of operations provided to it from a comptroller's office or Medicare intermediary and any internal accounting working papers of the Seller used in preparing the above-referenced balance sheets and statements of operations for the Facility. Except as set forth on Exhibit "H", there have been no material adverse changes in the financial condition, business or properties of the Facility since its most recent fiscal year end. Seller shall make available to Purchaser upon Purchaser's request all internal accounting working papers prepared during the annual financial reviews of the Facility for the last two (2) fiscal years and the current fiscal year.

3.04.Agreements, Contracts and Commitments. Attached hereto and made a part hereof as Exhibit "I" is a list prepared by Seller of all contracts and agreements with respect to laundry facilities, food services, equipment, furniture, medical equipment, management, grounds maintenance and other services of the Facility which require more than sixty (60) days notice for cancellation without penalty. Seller shall not renew or extend any such contracts without Purchaser's consent, which shall not be unreasonably withheld; provided, however, that Seller may in the ordinary course of business renew without Purchaser's consent any contract involving an amount which, when combined with amounts payable under all other contracts which are renewed without Purchaser's consent, is not in excess of $5,000. Purchaser shall assume the contracts and agreements listed in Exhibit "I" or shall cause Seller to terminate such contracts and agreements before the Escrow Closing Date in accordance with Purchaser's instructions delivered to Seller on or before the Initial Closing Date. Seller shall use its reasonable best efforts to keep all insurance policies or renewals thereof ("Policies") affecting or covering the Facility and its operations in force and effect up to and including the Escrow Closing Date unless the reason for such Policies ceases or such Policies are replaced in the ordinary course of business. Seller shall deliver to Purchaser true and correct copies of all such Policies in Seller's possession on the Escrow Closing Date.
3.05.Discharge of Obligations. Except as may be disclosed in Exhibit "J", as of the date hereof, Seller has carried out, performed and complied with all material obligations imposed on Seller under any admission agreements, agreements with patients or agreements with others.
3.06.Occupancy.  As  of  the  date  hereof,  the  Facility  has  existing  valid agreements with the patients occupying the Facility.
3.07.No Rebates or Allowances. Except as may be disclosed in Exhibit "J", to Seller's Knowledge, none of the Facility's patients have been given any concession or consideration for the rental of any patient room, and none of the patients of the Facility are entitled hereafter to any concessions, rebates, and/or allowances of free occupancy for any period after the Escrow Closing Date.
3.08.Repair  Requirements.  Except  as set forth in  Exhibit  "J",  to  Seller's
     Knowledge, there are no outstanding requirements or recommendations by any person, mortgagee or insurance company requiring or recommending any repairs or work to be done on the Facility.
3.09.Litigation. Except as may be disclosed in Exhibit "J", as of the date hereof there is no litigation or proceeding pending or, to Seller's Knowledge, threatened, other than as normal or customary in the health care industry, which, if determined unfavorably to Seller, would have a material adverse effect on all or any part of the Facility, its assets, property or business, and Seller has no reasonable grounds to know of any basis for any such action.

3.10.No  Condemnation  Proceedings.  As of the date hereof  there are no pending or, to Seller's Knowledge, threatened condemnation or eminent domain proceedings which would have a material adverse effect on the Facility or a portion thereof.
3.11.Access Public  Improvements.  Except as may be disclosed in Exhibit "J", to
     Seller's Knowledge, all curb cut and street opening permits or licenses required for vehicular access to and from the Facility over presently existing roads and driveways have been obtained and paid for and shall be in full force and effect on the Escrow Closing Date. To Seller's Knowledge, no assessments for public improvements have been made against the Facility which remain unpaid, including, without limitation, those for construction of sewer and water lines and mains, streets, sidewalks and curbs. To Seller's Knowledge, there are no public improvements which have been ordered to be made and/or which have not hereto been completed, assessed and paid.
3.12.No Liens Against Personal  Property.  Except as may be disclosed in Exhibit
     "J", all fixtures and articles of Personal Property on the Escrow Closing Date will be owned by Seller, free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements, other security interests, liens or encumbrances of any kind, except for any personal property taxes (ad valorem), which are liens not yet due and payable.
3.13.Compliance  with Facility Laws. As of the date hereof,  the Initial Closing
     Date and the Escrow Closing Date:
(i) the Facility is in compliance, in all material respects, with all applicable federal, state and municipal government codes, statutes, laws, ordinances, rules, regulations, minimum standards, licenses, certifications, permits and authorizations necessary for use, occupancy and operation of a 118 bed skilled and/or intermediate care nursing home facility; (ii) except for the inventory, supplies, perishables and linens, the Personal Property is sufficient in quality and quantity for the operation of a 106 bed skilled and/or intermediate care nursing home facility; (iii) the Facility is configured to house 106 skilled/intermediate residents without any restructuring, remodeling or renovating; (iv) Seller is the holder of a non-probationary unconditional license from the Illinois Department of Public Health for a 118 bed skilled and/or intermediate care nursing home facility, subject to no waivers; (v) the Facility is certified by the Illinois Department of Public Health ("IDPH"), the Illinois Department of Public Aid ("IDPA") and the Health Care Financing Agency ("HCFA") to participate in the Medicaid and Medicare programs, and is otherwise in good standing and substantial compliance with all requirements as both programs are administered by the federal government and the State of Illinois; (vi) the Facility is operating with no outstanding certification violations and, for any certification violation for which Seller previously received a notice, Seller has received a written acknowledgment from either IDPH, IDPA or HCFA, as applicable, that the violation has been corrected; (vii) the Facility is not currently being inspected by any governmental agency and there are no inspections for which the results of such inspection have not been received; and
(viii) Seller has not received any (a) notice of intent to (viii) Seller has not received any (a) notice of intent to impose or any notice of imposing any Civil Money Penalty ("CMP"), or if Seller has received such notice, the CMP has been paid in full, (b) notice of intent to revoke, cancel, terminate and/or not renew the Facility's Medicaid and/or Medicare certification, (c) notice of decertification and/or intent to decertify, or (d) notice of intent to cease payment after a certain date for any new Medicaid and/or Medicare residents admitted after said date. after a certain date for any new Medicaid and/or Medicare residents admitted after said date.
3.14.Leased Property. The Facility does not lease any Personal Property used in the business conducted at the Facility by Seller, except as shown in the schedule attached hereto as Exhibit "J".

3.15.Status of Land;  Environmental  Standards.  Purchaser, and its agents, were entitled to inspect the Facility and the Land, and to obtain environmental, engineering, title and survey reports with respect to the Facility. Purchaser acknowledges receipt and approval of environmental assessment reports, title insurance commitments, and surveys for the Facility. To Seller's Knowledge, there are no matters materially affecting Purchaser's proposed ownership and operation of the Facility as currently used by Seller except as set forth in such reports or as otherwise set forth in this Agreement. Seller has not received notice that the Facility is not in compliance in all material respects with all federal, state and local laws and ordinances relating to clean air, water, waste disposal, toxic substances and other environmental regulations. Seller has not received notice that the Facility is not in compliance in all material respects with all laws and ordinances relating to occupational health and safety. To Seller's Knowledge, during the period of Seller's ownership of the Facility, Seller has not caused or permitted such Facility to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances (as hereinafter defined), or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state, and local laws or regulations. To Seller's Knowledge, during the period of Seller's ownership of the Facility, there has been no Release (as hereafter defined) of any Hazardous Substances on site. As used herein, (a) "Hazardous Substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) as amended, the Clean Water Act (33 U.S.C. Section 1251, et seq.) as amended, or any other federal, state or local environmental law, ordinance, rule or regulation, and (b) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. Except as may be disclosed by environmental assessment of the Facility, to Seller's Knowledge, there has not been incorporated into the Facility and the Facility does not contain, any asbestos products, urea-formaldehyde, and other known building products which may be harmful or injurious to human health or constitute Hazardous Substances.
3.16.No Management Agreements. There will be no management agreements for the Facility after the Escrow Closing Date.

3.17.Union  Agreements  and  Employee   Grievances.   Except  as  set  forth  in
     Exhibit "J", Seller is not a party to any union or collective bargaining agreements, nor to the Knowledge of Seller, is there any pending or potential attempt to unionize any of the employees of the Facility. Except as concerns the unions which are parties to the contracts listed on Exhibit "J" (the "Union Contracts"), to Seller's Knowledge, during the period commencing three (3) years prior to the date hereof, the employees of the Facility have not been the subject of a union election. Seller has provided Purchaser copies of any grievances received by Seller during the twelve month period immediately preceding the date hereof.r copies of any grievances received by Seller during the twelve month period immediately preceding the date hereof.
3.18.Real Property Taxes.  The real estate and personal  property tax assessment on the Facility as reflected on the real estate and personal property tax bills for the Facility (the "Tax Bills") for 1996 and the amount of taxes paid and unpaid in connection with the Tax Bills are set forth in Exhibit "L". Seller has not filed any request for reduction of the real estate taxes, there are no pending, or to Seller's Knowledge, threatened proceedings affecting the real estate taxes and Seller has not received any notice of a proposed reassessment of the Facility.
3.19. No Violations of Law.
     Seller has not received notice from any governmental authority of any violation by the Facility of any federal or state law or any municipal ordinance or order or requirement of any governmental authority having jurisdiction over the Facility; provided, however, that Seller may have received periodically notices of deficiencies pursuant to regulatory surveys of the Facility which are subject to correction as provided in such notices of such deficiencies. Seller will notify Purchaser of its receipt of any such notices prior to the Escrow Closing Date. To Seller's Knowledge, there are no notices, suits or judgments relating to any such violation, including without limitation, fire, zoning, life safety, air or water pollution or health, food or drug code violations with respect to the Facility.
3.20.  Maintenance of Business  Operations and Goodwill.
Seller will cooperate with Purchaser to preserve and maintain the Facility's business operations intact, and to preserve, to the extent reasonably possible, the goodwill of the Facility's business.

3.21.Inventories and Trade Payables. Seller currently maintains and shall maintain as of the Escrow Closing Date inventories and supplies reasonably sufficient and adequate to satisfy state licensing requirements for the operation of the Facility. All such inventories and supplies shall conform to trade standards for marketable goods, subject to such spoilage, waste and obsolescence as is normal in the Facility's ordinary course of business. Seller shall satisfy or cause to be satisfied all of the Facility's trade payables including payables for inventory, supplies and other consumer goods in the ordinary course of the Facility's business prior to the Escrow Closing Date.
3.22.Organization of Seller. Seller is a limited partnership formed and in existence under the laws of the State of Georgia and has the power and authority to own and sell its properties and to carry on its business as and where such business is now conducted.


3.23.Due Authorizations;  No Default. The execution, delivery and performance of this Agreement by the general partners of Seller and all other agreements and instruments to be executed by Seller in connection herewith or pursuant hereto and the consummation of the sale contemplated hereby have been duly authorized by all requisite corporate action on the part of the general partners of Seller. When this Agreement is executed and delivered by the general partners of Seller on behalf of Seller, it shall constitute the legal, valid and binding obligation of Seller. The transfer of Seller's right, title and interest in and to the Facility to Purchaser will not violate in any Material respect any provision of Seller's limited partnership agreement or any laws governing Seller. Except as may be disclosed in Exhibit "J", the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, or compliance with any of the terms or conditions hereof, will not result in the breach in any material respect by Seller of any of the terms, conditions or provisions of any agreements or instruments to which Seller is a party, or to which Seller or Seller's property is bound, or constitute a default in any material respect under such agreements or instruments.
3.24.Consents. Except as set forth on Exhibit "J" and for the state of Illinois agencies and departments necessary to issue licenses to operate the Facility and authorize Medicare and Medicaid reimbursements, there are no persons whose consent is necessary in order for Seller to consummate the transactions contemplated by this Agreement, including, without limitation, any such persons who are: (a) the parties to any agreements to which the Seller is a party or by which it is bound; and (b) any federal, state or local governmental authorities or regulatory agencies having jurisdiction over the Seller (except to the extent any licensing and Medicare/Medicaid reimbursement approval for the Facility is necessary).
3.25.Notice as to Material Changes. The Seller will promptly advise Purchaser in writing of the occurrence of any material events which come to the Knowledge of Seller after the date of this Agreement and prior to the Escrow Closing Date relating to any of those matters which are the subject of the covenants, representations and warranties of the Seller contained herein. Upon receipt of a notice of the occurrence of any material event, Purchaser shall have the right to elect to terminate the Agreement and receive a return of all funds deposited by Purchaser with the Escrow Agent, together with all interest earned thereon, and neither party shall have any further liability to the other hereunder.

3.26.Accuracy of  Information.  No  representations,  warranties or covenants by
     Seller, the officers or directors of Seller's general partners, nor any statement, list or certificate furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made.
3.27.Survival of  Representations,  Warranties  and Covenants.  The  warranties, representations and covenants of the Seller contained in this Agreement shall be true and correct as of the Escrow Closing Date in all material respects, and such representations, warranties and covenants shall survive the consummation of the transactions contemplated by this Agreement for the period set forth in Section 13.
3.28.Medicare;  Medicaid.  Seller shall prepare and timely file all Medicare and
     Medicaid Cost Reports for the time period prior to the Escrow Closing Date. As of the date hereof, Seller's current Medicare daily pay rate is $153.00 and Seller's current Medicaid daily pay rate is $59.65. The current census of the Facility as of the date hereof is 79 patients and such census will not be less than 73 patients on the Escrow Closing Date.
SECTION 4. PURCHASER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
Purchaser makes the  following  representations,  warranties  and  covenants  to
     Seller, which shall be deemed to be material to the transactions contemplated by this Agreement.
4.01.Organization of purchaser. Purchaser is a limited liability company, formed and existing under the laws of the State of Illinois and is, or will be on or before the Escrow Closing Date, qualified to do business in Illinois.
4.02.Due  Authorization and Authority.  The execution,  delivery and performance of this Agreement by Purchaser and all other agreements and instruments to be executed by Purchaser in connection herewith or pursuant hereto and the consummation of the purchase contemplated hereby have been duly authorized by all requisite entity action on the part of the Purchaser. The performance of this Agreement by Purchaser will not conflict with or result in the material breach of Purchaser's formation documents, including Purchaser's operating agreement, as same may now or hereafter be amended, or any contract or commitment to which Purchaser is a party or by which it is bound or any law, statute, ordinance, regulation or decree of any governmental, regulatory or judicial body or entity. When this Agreement is executed and delivered by the managing member of Purchaser, it shall constitute the legal, valid and binding obligation of Purchaser.
4.03.Litigation.  As of the  date  hereof,  there  is no  litigation  proceeding pending, or to Purchaser's Knowledge, threatened, against Purchaser in any court or before any arbitration or governmental agency, domestic or foreign, which would materially adversely affect Purchaser's ability to perform its obligations under this Agreement.
4.04.No Default.  Neither the  execution  nor delivery of this  Agreement or any agreements required hereby to be executed by Purchaser nor the performance of Purchaser in compliance with their terms shall: (a) Materially conflict with or result in a breach or constitute or result in a default under: (i) any of the terms, conditions or provisions of Purchaser's formation documents; (ii) any judgment, order, injunction, statute, decree, regulation or ruling of any court or governmental authority, domestic or foreign, to which Purchaser is subject;  and (iii) any agreement,  contract,  or legally binding commitment to which Purchaser is a party. (b) give to any person any rights of termination, cancellation or acceleration, in or with respect to any agreements, contracts, indentures or legally binding commitments by which Purchaser is bound; or (c) result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance upon any of the property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Purchaser is a party or by which it may be bound.
4.05.Accuracy of  Information.  To  Purchaser's  Knowledge,  no  representation, warranty or covenant by Purchaser, its managing member or executive officer thereof, nor any statement, list or certificate furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any materially untrue statement of fact or omits or will omit to state a material fact necessary to make the statements contained therein not materially misleading in the light of the circumstances under which they were made.
4.06.Consents.  Except for the Illinois  agencies and  departments  necessary to issue licenses to operate the Facility and authorize Medicare and Medicaid reimbursements, there are no persons whose consent is necessary in order for Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, any such persons who are: (a) the parties to any agreements to which the Purchaser is a party of or by which it is bound; and (b) any federal, state or local governmental authorities or regulatory agencies having jurisdiction over the Purchaser (except to the extent any licensing and Medicare/Medicaid reimbursement approval for the Facility is necessary).
 4.07. Survival of Representations,  Warranties and Covenants.
     The warranties, representations and covenants of the Purchaser contained in this Agreement shall be true and correct in all Material respects as of the Escrow Closing Date, and such representations, warranties and covenants shall survive the consummation of the transactions contemplated by this Agreement for the period set forth in Section 13.
SECTION 5.  CONVEYANCES.
     On the Escrow Closing Date, conveyance of all of Seller's right, title and interest in and to the Real Property shall be effected by the Escrow Agent's delivery of a special warranty deed that Seller delivered to the Escrow Agent on or before the Initial Closing Date. The Personal Property of the Facility shall be conveyed by general assignment and bill of sale. Appropriate forms of such deed and bill of sale shall have been prepared by Seller's counsel in conformity with this Agreement and submitted to Purchaser for its approval, which shall not be unreasonably withheld. Good, marketable and insurable title to the Real Property and good and marketable title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, claims, charges and encumbrances of any kind, subject only to taxes for the current year, and those other liens, claims, charges, encumbrances or objections, if any, set forth in Exhibit "M" attached hereto and by reference made a part hereof (such other liens, claims, charges, encumbrances or objections are hereinafter referred to as "Permitted Title Exceptions").

SECTION 6. CLOSING. 6.01.
 6.02.  Conveyance of Property Free and Clear of Liens. On the Escrow
     Closing Date, all of Seller's right, title and interest in and to the Real Property and Personal Property and the Facility shall be conveyed free and clear of all liens, encumbrances, restrictions, assessments (including, without limitation, any assessments payable in installments, all of which installments have not been paid), encroachments, and easements, except the Permitted Title Exceptions to which Purchaser has consented.
6.03.Deliveries by Seller.  Seller  hereby agrees to, and shall,  deliver to the
     Escrow Agent on or before the Initial Closing Date (or where otherwise specifically indicated, on or before the Escrow Closing Date) the following, each of which shall be in form and substance reasonably satisfactory to the Purchaser:
 (a) Deed. A Special Warranty Deed for the
     Facility conveying title to the Real Property to Purchaser, duly witnessed and attested for recording in Illinois, free and clear of all liens, restrictions and encumbrances other than the Permitted Title Exceptions;
     (b) Title Policy; Survey. On or before the Escrow Closing Date, a title insurance policy for the Facility (or marked title policy commitment) issued by the Escrow Agent in an amount not less than the Purchase Price with the costs of such insurance to be paid by Seller, and a survey of the Land on which the Facility is located with the costs of such survey to be paid by Seller; (c) Environmental Report. On or before Escrow Closing Date, that certain report of Environmental Consulting Services dated June 27, 1997, prepared by Law Engineering and Environmental Services, Inc. of Itasca, Illinois, re-issued in favor of Purchaser. The cost of such report shall be paid by Seller. (d) Assignment of Patient Contracts. On or before the Escrow Closing Date, an assignment of all patient contracts, the originals of such contracts, all advance payments held by Seller, and all patient property or patients' funds held by Seller and complete accounting of same for the Facility; (e) Assignment of Warranties, Guarantees and
     Indemnities. An assignment of any unexpired warranties, guarantees and indemnities now in effect with respect to any part of the Real Property or Personal Property and/or any of the mechanical systems in same; (f) Assignment of Service Contracts. An assignment of all service contracts not terminated prior to the Initial Closing Date;
(g) Bill of Sale. A Limited
     Warranty Bill of Sale for all of Seller's right, title and interest in and to the Personal Property and fixtures located in the Facility, including those items described in Exhibits "B"; (h) Other Instruments. Such other endorsements, assignments and instruments of transfer and conveyance as may be necessary to vest in the Purchaser good and marketable title to the assets and business to be sold hereunder and as shall be reasonably requested by Purchaser; (i) Paid Tax Bill. A copy of the most recently paid real estate tax bills for the Facility; (j) Certificates Regarding Mechanics' Liens and Other Matters. Certificates or affidavits of Seller regarding the status of mechanic's liens, Seller's right to possession of the Facility and the authority and power of the Seller to complete the transactions provided for herein, and on the Escrow Closing Date, a certificate regarding the accuracy of Seller's representations, and warranties and covenants contained herein; (k) Title Insurance Company Documents. Such documents and instruments as may be reasonably required by Purchaser or the Escrow Agent to carry out the intent of the parties to this Agreement; (l) Plans and Specifications. The plans and specifications pursuant to which the Facility was constructed, if same are available to Seller;
 (m) As-Built  Survey.  On or before the Escrow Closing Date, that certain Plat of survey prepared by Klinger Associates, P.C. originally dated July 1997, re-dated to a date within three months of the Escrow Closing Date and re-issued in favor of Purchaser. (n) Lease Termination. Fully executed Lease Termination in recordable form, terminating that certain Lease by and between Grandview Manor, Inc. and Illinois Commercial Management, Inc., effective or before the Escrow Closing Date. Purchaser may waive delivery of any one or all of the foregoing.
 6.04.  Prorations.
     The following items shall be adjusted on a pro rata basis between Seller and Purchaser on or after the Escrow Closing Date: (a) General real estate taxes for 1997 and, if the Escrow Closing Date occurs after December 31, 1997, the general real estate taxes for 1997 and 1998; (b) Charges for electricity, gas, water and sewer and other utilities to be based on projections from most recent invoices or on recent meter readings; (c) All prepayments made under the service contracts and other agreements accepted by Purchaser pursuant to the foregoing provisions of this Agreement; (d) Prepaid patient charges referenced in Section 16 hereof; and (e) Any amount due to the State of Illinois for the state assessment fee or tax, provided, however, that any penalties or fees imposed for late payment shall be paid by Seller.
6.05.  Security  Deposits and Patient  Property.  All security deposits and patient property held by Seller shall be turned over to Purchaser on the Escrow Closing Date and Purchaser shall execute a receipt therefor. Seller shall make available to Purchaser a list of all such security deposits and patient property as provided in Section 3.02 hereof. Seller agrees to assist in any audit of such deposits and property. Seller and Purchaser hereby agree to reimburse and indemnify and hold free and harmless the other party from any and all liability in connection with any loss of deposits and patient property incurred by the other party's failure to comply with applicable laws or properly to handle and account for same.
6.06. Conditions Precedent to Obligations of Purchaser.
Except as otherwise provided herein, all of Purchaser's  obligations to make the deliveries and payments contemplated by this Section 6 of this Agreement on or before the Initial Closing Date are subject to the fulfillment prior to or on the Initial Closing Date of each of the following conditions, any one or more of which Purchaser may waive in whole or in part: (a) Accuracy of Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date when made and Seller shall have performed and complied with all material obligations, covenants and agreements with which Seller is required by this Agreement to perform or comply on or before the Initial Closing Date. (b) Deliveries. The delivery to the Escrow Agent of those items set forth in Section 6.03 that are contemplated to have been delivered on or before the Initial Closing Date, in form and substance reasonably satisfactory to Purchaser. a) Accuracy of Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the date when made and Seller shall have performed and complied with all material obligations, covenants and agreements with which Seller is required by this Agreement to perform or comply on or before the Initial Closing Date. (b) Deliveries. The delivery to the Escrow Agent of those items set forth in Section 6.03 that are contemplated to have been delivered on or before the Initial Closing Date, in form and substance reasonably satisfactory to Purchaser.
c)  Governmental  Consents  Obtained  or  Requirements  Satisfied.   Except  as
     contemplated otherwise by the Escrow Agreement, all authorizations, consents and approvals of any governmental or public unit, agency, body, authority or governmental or public official or entity necessary for the valid consummation of the transactions contemplated by (and compliance with or performance under) this Agreement shall have been obtained, and shall be in full force and effect, expressly including a Section 1130.520 exemption from the Illinois Health Facilities Planning Board. Without limiting the foregoing, the Purchaser shall have filed, or will file, with the appropriate Illinois agencies or subdivisions thereof, as applicable, for all approvals necessary to permit the transfer of Seller's right, title and interest in and to the Facility and the continued operation of the Facility as a nursing care facility under the applicable Illinois laws. Purchaser shall send Seller copies of all correspondence related to such applications and notices and Purchaser shall use reasonable dispatch and make all reasonable efforts in support of gaining such approvals. Seller shall have responsibility for providing to Purchaser any information reasonably required by Purchaser and to otherwise cooperate with Purchaser, as reasonably requested, to gain such approvals.

d) No Challenge to Transaction. No injunction (temporary or permanent) shall have been issued against Seller or Purchaser enjoining the consummation of the transactions contemplated by this Agreement, and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any governmental or public unit, agency, body, authority or other governmental or public officer or entity before any court, governmental or public unit, agency, body or authority or legislative body that has not been withdrawn, dismissed, rescinded, dissolved or otherwise eliminated on or before the Initial Closing Date, to enjoin, restrain, delay, prohibit or obtain material damages (i) with respect to, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement or (ii) which, in the reasonable judgment of the Purchaser, would have a materially adverse effect on the business or financial condition of the Facility.
(e) Consents and Releases Received. Except as provided in Subsection (c) above, all consents reasonably necessary to complete this transaction shall have been obtained by Seller and Seller shall provide evidence thereof in form and substance reasonably satisfactory to Purchaser. Except for Permitted Title Exceptions, all liens on the Real Property and Personal Property shall have been released in full. Purchaser shall have received consents or agreements from all parties other than Seller that all material contractual arrangements with Seller shall continue unaltered in all material respects; provided, however, that such consents shall be required only if the failure to obtain such consent would, in the reasonable determination of the Purchaser, have a material adverse effect on the business, financial condition or results of operations of any of the Facility; provided, further, however, that none of such consents or other assurances shall be given on terms that materially adversely affect the rights of the Seller thereunder.

f) Title Policy. Seller shall have provided to Purchaser with respect to the Real Property (including, but not limited to, the Land) a commitment for an owner's title insurance policy issued in the name of the Purchaser and its permitted successors and assigns by the Escrow Agent (i) insuring the title to such real properties (in a total aggregate amount equal to the Purchase Price allocated to the Real Property) at regular rates (including examination costs) as good, valid and marketable, title free and clear of all liens, encumbrances and exceptions other than those that (A) involve imperfections of title that do not, individually or in the aggregate materially impair the marketability of the affected property, (B) involve easements, covenants, restrictions or other encumbrances that do not, individually or in the aggregate, materially detract from the value of such property, in its current use by the Purchaser or interfere with such use of such property, or (C) the Permitted Title Exceptions and (ii) containing no survey exceptions or exclusions from coverage that indicate that the Purchaser will not be able to operate the Facility after the Escrow Closing Date in the manner that it is currently being operated.
(g) Casualty Losses. On or prior to the Initial Closing Date, the Facility shall not have sustained any loss, whether or not insured, by reason of physical damage to the Facility caused by fire, flood, accident, explosions or other calamity which would materially adversely affect the carrying on of its business in the normal and regular course.

(h) No Material Adverse Change. During the period prior to the Initial Closing Date, no information shall have come to the attention of Purchaser reasonably indicating or suggesting that the financial information regarding the Facility and Seller is incorrect or incomplete in any material respect. Without limiting the foregoing, any investigation of, or information obtained with respect to, Seller or the Facility by Purchaser, or any exhibit or schedule or any supplement hereto or any other document delivered to Purchaser in connection with this Agreement, shall not have revealed any facts or circumstances which, in the reasonable judgment of Purchaser, reflect in a materially adverse way on the financial condition, assets, liabilities (absolute, accrued or contingent), reserves, business or operations of the Facility.
6.07.  Cost of Recording.  Seller shall pay
     the cost of recording any deed and any documentary stamps, transfer tax, or other similar tax.
6.08.  Deliveries by Purchaser.  Purchaser hereby agrees
     to, and shall, deliver and pay or to cause to be delivered and paid to the Escrow Agent on or before the Initial Closing Date the following, which shall be in form or substance reasonably satisfactory to Seller: (a) Purchase Price. The Purchase Price as set forth in Section 2.01 hereof. (b) Other Documents. Such other documents, certificates and opinions as the Seller may reasonably and timely request in order to document more effectively the transactions contemplated by this Agreement or to evidence the compliance by Purchaser with any condition of this Agreement.
6.09. Conditions Precedent to Obligations of Seller.
All  of the  obligations of Seller to make the deliveries  contemplated  by this
     Section 6 are subject to the fulfillment prior to or on the Initial Closing Date of the following conditions, any one or more of which Seller may waive in whole or in part (and at or prior to the Initial Closing Date, Seller may request an affidavit or a certificate of Purchaser or such other evidence as it reasonably requests concerning the fulfillment of the following conditions):
a) Accuracy of Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and Purchaser shall have performed or complied with all material obligations, covenants and agreements with which Purchaser is required by this Agreement to perform or comply on or before the Initial Closing Date.haser is required by this Agreement to perform or comply on or before the Initial Closing Date.
(b) Consents Obtained or Requirements Satisfied. Except as contemplated otherwise by that certain Escrow Agreement, all authorizations, consents and approvals of any third party, including without limitation any governmental or public unit, agency, body, authority or other governmental or public official or entity necessary for the valid consummation of the transactions contemplated by (and compliance with or performance under) this Agreement shall have been obtained, and shall be in full force and effect, expressly including a Section 1130.520 exemption from the Illinois Health Facilities Planning Board. Purchaser and Seller shall have filed or be in the process of filing documents necessary to obtain from the appropriate Illinois agencies or subdivisions thereof, as applicable, all approvals  necessary  to  permit  a  transfer  of the  Facility  under  the applicable Illinois laws. (c) Purchase Price. Purchaser shall have delivered to the Escrow Agent the Purchase Price in the manner described in
     Section 6.08 hereof. (d) Deliveries. The Purchaser shall have delivered to the Escrow Agent those other items listed in Section 6.08 hereof, in form and substance reasonably satisfactory to Seller.

(e) No Challenge to Transaction. No injunction (temporary or permanent) shall have been issued against Seller or Purchaser enjoining the consummation of the transactions contemplated by this Agreement, and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any governmental or public unit, agency, body, authority or other governmental or public officer or entity before any court, governmental or public unit, agency, body or authority or legislative body that has not been withdrawn, dismissed, rescinded, dissolved or otherwise eliminated on or before the Initial Closing Date, to enjoin, restrain, delay, prohibit or obtain material damages in connection with this Agreement or the consummation of the transactions contemplated by this Agreement.
(f) No Material Adverse Change. During the period prior to the Initial Closing Date, no information shall have come to the attention of Seller indicating or suggesting that the ownership or the operation of the Facility, in the reasonable judgment of Seller, would be illegal or would make the Facility, in the reasonable judgment of Seller, ineligible for Medicare or Medicaid reimbursement if owned by Purchaser.
SECTION 7.  CONDEMNATION, RISK OF LOSS.

7.01.Condemnation. In the event of the imminent threat or institution of any proceedings, judicial, administrative or otherwise, which shall relate to the proposed taking of any substantial portion of the Facility by eminent domain prior to the Escrow Closing Date, Purchaser shall have the right and option to terminate this Agreement at any time prior to the Escrow Closing Date by giving the Seller written notice to such effect. Seller hereby agrees to furnish Purchaser written notification with respect to such events of taking within three (3) days from Seller's receipt of any notification of such events. If Purchaser should decide to terminate this Agreement as provided above, the parties hereto shall be released from its respective obligations and liabilities hereunder. As used herein, a "substantial portion" of the Facility shall be deemed to include, without limitation, (i) ten (10%) percent or greater of the number of patient rooms or licensed beds at the Facility, (ii) a taking which would close any one entrance or exit of the Facility, or (iii) a taking which would cause a loss of future gross revenues in an amount greater than ten (10%) percent of the Facility's most recent annual gross revenues or which would cause a closing of the operations of the Facility. In the event Purchaser does not elect to terminate this Agreement because of such taking, at the Escrow Closing hereof, Seller shall assign to Purchaser all its right, title and interest in and to any proceeds arising out of such taking.
7.02.Risk of Loss.
 Risk of loss with respect to the Facility is assumed by Seller until the Escrow Closing Date. In the event that the Facility is substantially damaged by fire or other casualty prior to the Escrow Closing Date, Purchaser, at its option, may: (a) Elect to terminate this Agreement upon giving written notice of such termination to Seller, whereupon the parties hereto shall be released from its respective obligations hereunder, or (b) Elect to close the sale, whereupon Purchaser shall be entitled to and shall receive an assignment of the proceeds of any insurance due to Seller with respect to such fire or other casualty. Aggregate damage of $100,000 or more, as measured by the reasonably estimated cost of repair, restoration or replacement, shall be deemed substantial for the Facility, without excluding other damage that may be substantial.


In the event that the Escrow Closing occurs, unless the damages are repaired in full by Seller prior to the Escrow Closing Date, Purchaser shall be entitled to receive an assignment of the proceeds of any insurance due to Seller (but only to the extent of proceeds in excess of the amounts expended by Seller on any repairs related to damage for which such proceeds are due to Seller) with respect to fire or other casualty losses occurring between the date of this Agreement and the Escrow Closing Date, notwithstanding the fact that such losses are not deemed substantial.


SECTION 8. INSPECTION. The Purchaser, or its agents, had the right to inspect the physical condition, environmental condition, structural competency and good working order of the Facility(including, without limitation, the heating, air conditioning, sewer, plumbing, antenna and electrical systems contained therein) prior to October 6, 1997. Purchaser accepts the Facility in its "as is" condition. Purchaser furnished Seller with a written list of all defects in environmental condition, physical condition, structural competency or good working order which Purchaser discovered prior to October 6, 1997 with respect to the Facility. Purchaser waives the right to any credit or remedy hereunder for any defects in connection with the Facility not provided in a written notice to Seller on or before October 6, 1997. Prior to the Escrow Closing Date, Seller shall notify Purchaser in writing that (i) prior to the Escrow Closing Date, Seller shall correct or cause to be corrected all material defects set forth in Purchaser's notice,
     (ii) instead of correcting or causing to be corrected all such defects, Seller shall credit Purchaser on the Escrow Closing Date by a specified amount, itemizing how much of that amount is applicable to each defect, or
     (iii) Seller shall correct or cause to be corrected only certain specified defects prior to the Escrow Closing Date, or shall credit Purchaser on the Escrow Closing Date by a specified amount with respect to only certain itemized defects, or both. Seller's timely failure to give Purchaser such written notice by the Escrow Closing Date shall be deemed to be and shall constitute Seller's notice as provided in (ii) above. In the event Seller notifies Purchaser that Seller shall not correct or cause to be corrected such defects prior to the Escrow Closing Date under the provisions above, Purchaser may, at its option, after receiving such notice, terminate this Agreement and be entitled to have the Deposit and Purchase Price returned to Purchaser, whereupon this Agreement shall be of no further force or effect and neither of the parties hereto shall have any liability or obligations to the other. If Seller agrees to cure such defects prior to the Escrow Closing Date or if Seller informs Purchaser that Seller shall not correct or cause to be corrected such defects prior to the Escrow Closing Date under the provisions of (ii) or (iii) above, and Purchaser does not terminate this Agreement prior to the Escrow Closing Date, then prior to the Escrow Closing Date, Seller must correct or cause to be corrected such defects or credit Purchaser on the Escrow Closing Date, or both, and Purchaser's notification with respect to such list of defects shall become part of this Agreement without any further action by the parties hereto.
SECTION 9.  TERMINATION.
9.01.Circumstances of Termination. This Agreement may be terminated with respect to the Facility in the following circumstances: (a) The conditions to the Agreement in Section 5 and Section 8 are not satisfied or the termination circumstances as set forth in Sections 7.01, 7.02 and 13 occur.
     (b) The Initial Closing begins or would otherwise occur and Purchaser is not obligated to close pursuant to Section 6.06 or Seller is not obligated to close pursuant to Section 6.09.

9.02.Effect of Termination.  If this Agreement is terminated pursuant to Section
     9.01, this Agreement shall be deemed thenceforth null and void and no party hereto shall have any obligation or liability by reason of this Agreement except as specifically provided herein.
9.03.Damages Upon Termination. If Purchaser or Seller fails to perform as required herein, then the other party may exercise any rights or remedies available to it under law or at equity, including, without limitation, specific performance and such rights or remedies may be exercised by either party concurrently or in such order as such party may elect.
SECTION 10.  BROKER'S COMMISSION.
Seller shall pay in full, on or before the Escrow Closing Date, all broker's commissions or fees incurred by Seller in connection with this Agreement or the transactions contemplated hereby, including those fees due to Henry S. Miller Commercial. Seller shall indemnify and hold Purchaser harmless against any broker's commissions or fees incurred by Seller that Purchaser pays or is deemed liable therefor. Purchaser has incurred no broker's fees or commissions in connection with this Agreement, and shall indemnify and hold Seller harmless against any broker's fees or commissions relating to Purchaser's purchase of the Facility.
SECTION 11.  ASSIGNMENT AND APPROVAL.
Seller and Purchaser shall not assign its rights hereunder or any part thereof to any person, firm, limited partnership or corporation, including a corporation to be formed hereafter, or other entity, without the prior written consent of the other party.

SECTION 12.  NOTICES.
All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. If not otherwise provided hereunder, all notices, demands or requests to be sent to any party hereto, or any assignee or any party, shall be deemed to have been properly given or served by delivering same personally to each party or by sending same by telecopy (receipt confirmed) or overnight delivery addressed to such party at the following addresses or telecopy number:
         To Seller:                   Consolidated Resources Health Care Fund VI
                                      400 Perimeter Center Terrace
                                      Suite 650
                                      Atlanta, Georgia 30346
                                      Telecopy Number: (770) 395-9776

         With a copy to:            King & Spalding
                                            191 Peachtree Street
                                            Atlanta, Georgia  30303-1763
                                            Attention:  Paul A. Quiros, Esquire
                                            Telecopy Number:  (404) 572-5146







         To Purchaser:                      Camp Point Associates, L.L.C.
                                            5940 West Touhy Avenue
                                            Suite 35
                                            Niles, IL 60714
                                            Attention: Sherwin Ray
                                            Telecopy Number: (847) 647-0242

         With a copy to:            Sachnoff & Weaver, Ltd.
                                            30 South Wacker Drive
                                            Suite 2900
                                            Chicago, IL 60606-7484
                                            Attention: Abraham J. Stern, Esq.
                                            Telecopy Number: (312) 207-6400


SECTION 13.  MISCELLANEOUS.
This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. All warranties and representations and all terms and conditions of this Agreement not performed on or before the Escrow Closing Date shall survive for a period of six (6) months after the Escrow Closing Date and shall not be merged into the deed from Seller to Purchaser or any other instruments executed or delivered at Initial or Escrow Closing. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of such offending provision shall be excused by the parties hereto; provided, however, that, if the non-performance of such excused provision materially affects any aspect of this transaction, then the party for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten (10) days after such provision is so declared invalid, to terminate this Agreement; whereupon this Agreement shall be null and void. The titles or captions of the provisions of this Agreement are merely descriptive and are not representations of matters included in or excluded from such provisions. This Agreement and the agreements contemplated herein constitute the sole and entire agreement between the parties hereto, and no modification hereof shall be binding unless set forth in writing and signed by all parties. This Agreement shall be construed under and governed by the laws of the State of Illinois, without regard to the conflicts of laws principles thereof. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.
SECTION 14.  ASSUMPTION OF SELLER'S OBLIGATIONS TO THIRD PARTIES.

Purchaser shall assume the  obligations  of Seller to provide future care at the
     Facility after the Escrow Closing Date to all current patients under any admission agreements or other contracts relating to patients. Any prepayments by patients for services to be rendered shall be prorated as of the Escrow Closing Date. patients. Any prepayments by patients for services to be rendered shall be prorated as of the Escrow Closing Date.
SECTION 15.  SELLER'S  OBLIGATION  WITH  RESPECT TO EMPLOYEES.
On the Escrow Closing Date, Seller shall terminate all employees currently working at the Facility and pay to such employees all: (i) wages (including bonuses, if any); (ii) benefits; and (iii) unused sick, personal and vacation pay accrued prior to the Escrow Closing Date. Set forth on Exhibit M is payroll and compensation information for the periods indicated. Seller shall indemnify and hold Purchaser harmless from and against any claim brought by a former employee of Seller in connection with such employee's employment prior to the Escrow Closing Date. Purchaser or Purchaser's tenant shall offer to hire all employees working at the Facility on the Escrow Closing Date that, in Purchaser's opinion, are reasonably necessary to continue operations at the Facility and shall be solely responsible for any and all wages (including bonuses, if any), benefits and sick, personal and vacation pay accrued by any employee of the Facility after the Escrow Closing Date.
SECTION 16.  PATIENT RECORDS AND PATIENT FUNDS.
On or before the Escrow Closing Date, Seller shall make available at the Facility all patient records with respect to the business conducted in connection with the Facility, which records Purchaser shall maintain and make reasonably available to Seller for three (3) years after the Escrow Closing Date, and Seller shall provide Purchaser with an updated accounting of all patient funds and other property of patients held by Seller and shall deliver such funds and other property to the Escrow Agent on the Escrow Closing Date.
SECTION 17.  LIABILITIES.
Except as provided in this Agreement, Purchaser shall assume no liabilities of any kind or nature of Seller or any liabilities of any kind or nature arising out of the business conducted with respect to the Facility prior to the Escrow Closing Date. Seller shall be responsible for satisfying the creditors and trade suppliers of the Facility in accordance with Section 3.21, hereof. Seller shall indemnify and hold Purchaser harmless from and against any and all cost, loss, damage or liability which Purchaser may incur as a result of any "employment loss" as used in the Worker Adjustment and Retraining Notification Act of 1988 at the Facility occurring on or before the Escrow Closing Date as a result of the transactions contemplated hereby.


SECTION 18. ACCOUNTS RECEIVABLE. On or after the Escrow Closing Date, Purchaser shall use its reasonable best efforts to collect all payments on accounts receivable arising from performance of patient services prior to the Escrow Closing Date at the Facility. All payments received from government agencies for the Facility shall be remitted to Seller if such payments are attributable to services performed on or prior to the Escrow Closing Date, and shall be retained by Purchaser if such payments are attributable to services rendered after the Escrow Closing Date. Unless otherwise noted, all payments received by Purchaser from private patients after the Escrow Closing Date shall be applied first to any accounts receivable of such private patients owing to Purchaser for services rendered after the Escrow Closing Date; and then to any accounts receivables owed to Seller arising on or prior to the Escrow Closing Date. Purchaser shall have no interest in accounts receivable of Seller arising from services rendered on or prior to the Escrow Closing Date. For three years after the Escrow Closing Date, Purchaser shall provide periodic reports to Seller, not less frequently than semiannually concerning payments of accounts receivable arising from performance of patient services on or prior to the Escrow Closing Date, such reports to be accompanied by payment of any amounts received by Purchaser and not previously paid to Seller. For purposes of this Section, "reasonable best efforts" means that Purchaser shall send statements of accounts receivable to an appropriate party responsible for payment thereof. Purchaser shall not be obligated to pursue any further collection activities or bring any action to collect any of such receivables. In the event any checks are received by Purchaser for patient services provided after the Escrow Closing Date and such checks are made payable to the order of Seller, Seller hereby grants to Purchaser the right to endorse such checks and to deposit such checks in Purchaser's banking accounts, subject to the reporting requirements in this Section.
SECTION 19.  DELIVERY.
To the extent Seller is obligated to deliver records or other items to the Escrow Agent or Purchaser on or before the Initial or Escrow Closing Date and such items would be cumbersome or unreasonable to remove from the Facility, such delivery may be made at the Facility, regardless of the location of the remainder of the closing.

SECTION 20.  INDEMNIFICATION BY SELLER AFTER CLOSING.
Seller shall  indemnify,  defend and hold  Purchaser  harmless  from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorneys' fees, costs and expenses) imposed upon, incurred by or asserted against Purchaser or a wholly owned entity thereof by reason of (a) a material breach of any representation or warranty of Seller herein or given pursuant hereto; (b)
     any material default by Seller in the performance of any of its commitments, covenants or conditions under this Agreement, (c) for any liability which arises from the operation of the Facility before the Escrow Closing Date, (d) any accident, injury to or death of persons or loss of or damage to property occurring before the Escrow Closing Date on or about the Facility or any part thereof, resulting from an act or omission of Seller or anyone claiming by, through or under Seller, and (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Facility or any part thereof before the Escrow Closing Date. In case any action, suit or proceeding is brought against Purchaser or Purchaser's tenant by reason of any such occurrences, Seller shall, at Seller's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended. The rights of Purchaser under this Section are without prejudice to any other remedies not inconsistent herewith which Purchaser may have against Seller. Notwithstanding anything in this Agreement to the contrary, the Purchaser shall not seek recourse against and shall not recover from the Seller on account of any claim, demand, obligation, loss, liability, damage, recovery or deficiency until, and only to the extent, the aggregate amount thereof exceeds One Hundred Thousand Dollars ($100,000) (the "Aggregate Liability Amount"), at which time claims may be asserted for any amount in excess of the Aggregate Liability Amount.

SECTION 21.  REMEDIES NOT LIMITED TO REAL AND PERSONAL
                     PROPERTY.

The parties shall have all legal and equitable remedies available to them for breach this Agreement and shall not be limited to the collateral of the Real Property and Personal Property.
SECTION 22.  MEDICARE/MEDICAID RECAPTURE.
Any and all claims for payment, repayment, recoupment and/or recapture arising under the Medicare and/or Medicaid Programs and/or any other governmental agency for any time prior to the Escrow Closing Date (collectively, a "Recoupment"), shall be the sole and exclusive obligation of Seller and shall, subject to Seller's right to contest the same, be paid in full by Seller within thirty (30) days after Seller's receipt from Purchaser of a copy of any notice from Medicare and/or Medicaid demanding a Recoupment, unless such governmental agency accepts a payment schedule, whereby Purchaser shall pay the Recoupment in accordance with such schedule.
     Purchaser shall not be liable for any Recoupment relating to the time period prior to the Escrow Closing Date. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any claim for Recoupment arising under the Medicare and/or Medicaid Programs and from and against any other claim brought by any governmental agency based upon the facts or circumstances arising prior to the Escrow Closing Date. In the event Medicare and/or Medicaid or any other governmental agency recoups any and all sums overpaid to Seller for any time period prior to the Escrow Closing Date, and said Recoupment is deducted from any payment made or to be made to Purchaser in any period subsequent to the Escrow Closing Date, and Seller fails or refuses to reimburse Purchaser the amount of said Recoupment within thirty (30) days after Purchaser's demand for the same (the "Payment Period"), then Seller shall pay to Purchaser the amount of such Recoupment plus interest accrued from the expiration of the Payment Period at the rate of one and one-half percent (1.5%) per month.

SECTION 23. PATIENT TRUST FUNDS. On the Escrow Closing Date, Seller will deliver to Purchaser all deposits of patients' trust funds, if any, in the possession of the Seller which were received by Seller on behalf of an d for the personal use of, patients which are in the Facility together with a list of the patients and the amount thereof to which each of said patients is entitled. Purchaser will give or return such deposits to the patients from time to time when and as requested by such patients. Purchaser hereby indemnifies, saves and holds harmless Seller from and against any and all claims arising out of or in connection with such patient trust funds or the delivery thereof to Purchaser arising after the Escrow Closing Date. Seller hereby indemnifies, saves and holds harmless Purchaser from and against any and all claims arising out of or in connection with the receipt, maintenance and/or any disbursements of such patient trust funds and/or records of the same, on behalf of any and/or all patients prior to the Escrow Closing Date. SECTION 24. ATTORNEYS' FEES. In the event party employs an attorney or attorneys to enforce any of the provisions of this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney's fees, expended or incurred in connection with such action. SECTION 25. FACSIMILE SIGNATURES. This Agreement shall be valid and binding upon the parties hereto upon delivery by each party to the other of facsimile signature pages. Each party shall promptly deliver an original of such signature page to the other party.
IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first hereinabove written.

"SELLER"

CONSOLIDATED RESOURCES HEALTH
CARE FUND IV

By:      WelCare Service Corporation - VI, as managing general partner



         By:__________________________________
              Name:_____________________________
              Its:________________________________


STATE OF GEORGIA

COUNTY OF _______


BEFORE me,  ____________________,  the undersigned officer,  personally appeared
     ____________, who acknowledged himself to be ______________ of WelCare Service Corporation-VI, managing general partner of Consolidated Resources Health Care Fund VI, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

         WITNESS my hand and seal on this ____ day of October, 1997.


                                         ______________________________________
                                         Notary Public

My Commission Expires:

_____________________


"PURCHASER"

CAMP POINT ASSOCIATES, L.L.C.



By:______________________________
       Name:_______________________
       Its:__________________________



STATE OF _________

COUNTY OF _______


BEFORE me,  ____________________,  the undersigned officer,  personally appeared
     ____________, who acknowledged himself to be ______________ of Camp Point Associates, L.L.C., being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as ___________________.

       WITNESS my hand and seal on this ____ day of October, 1997.


                                    ______________________________________
                                                     Notary Public

My Commission Expires:

_____________________



                                  EXHIBIT INDEX


Exhibit "A"       REAL PROPERTY DESCRIPTION
Exhibit "B"       PERSONAL PROPERTY INCLUDED IN SALE
Exhibit "C"       PERSONAL PROPERTY EXCLUDED IN SALE
Exhibit "D"       PURCHASE PRICE ALLOCATION
Exhibit "E"           SCHEDULE OF DEFICIENCIES IN THE CONDITION OF THE FACILITY
Exhibit "F"       PATIENT SCHEDULES
Exhibit "G"           FACILITY FINANCIAL STATEMENTS
Exhibit "H"           MATERIAL CHANGES IN FINANCIAL CONDITION OF THE FACILITY
Exhibit "I"       LIST OF SELLER'S CONTRACTS AND AGREEMENTS
Exhibit "J"       LIST OF EXCEPTIONS
Exhibit "K"                REAL ESTATE TAXES
Exhibit "L"       PERMITTED TITLE EXCEPTIONS
Exhibit "M"       PAYROLL AND EMPLOYEE COMPENSATION INFORMATION


                                   EXHIBIT "A"


Lot One (1) in Harold Farlow Subdivision III, a Subdivision of part of the Southwest Quarter of Section Twenty-six (26), in Township One (1) North of the Base Line, in Range Six (6) West of the Fourth Principal Meridian, EXCEPT the West Fifty (50) feet of said Lot One (1) and also EXCEPT that part of the said Lot One (1) described as follows, to-wit: Commencing at a point on the North line of said Lot One (1) a distance of Fifty-(50) feet East of the Northwest corner of said Lot One (1), thence East along the North Line of said Lot One (1) a distance of Sixty-eight (68) feet, thence South parallel with the West line of said Lot One (1) a distance of Eighty-four (84) feet, thence West parallel with the North line of said Lot One (1) a distance of Sixty-eight (68) feet, thence North parallel with the West line of said Lot One (1) a distance of Eighty-four (84) feet to the place of beginning. Also, a part of the Southwest Quarter of Section Twenty-six (26) in Township One (1) North of the Base Line, in Range Six
     (6) West of the Fourth Principal Meridian, more particularly bounded and described as follows: Commencing at the Southeast corner of Lot One (1) in Harold Farlow Subdivision III, a Subdivision of part of the Southwest Quarter of said Section Twenty-six (26), running thence South 00 01' 47" West along the East line extended of said Lot One (1) a distance of Thirty
     (30) feet to a point, running thence North 89 57' 59" West parallel with the South line of said Lot One (1), Three Hundred Sixteen (316) feet to a point, running thence North 00 02' 40" East along the East line extended of the West Fifty (50) feet of said Lot One (1) a distance of Thirty (30) feet to a point of the South line of said Lot One (1) which is also Fifty
     (50) feet East of the Southwest corner of said Lot One (1), running thence South 89 57' 59" East along said South line a distance of Three Hundred Sixteen (316) feet to the point of beginning, all situated in Adams County, Illinois. Together with the following easements: a.An easement for ingress and egress commencing at a point on the North line of said Lot One (1), which point is Fifty (50) feet East of the Northwest corner of said Lot One
     (1), running thence South parallel with the West line of said Lot, Two Hundred Sixty (260) feet, thence East Ten (10) feet, thence North Two Hundred Sixty (260) feet, thence West Ten (10) feet to the point of beginning all as reserved in the Warranty Deed from Grandview Manor, Inc., as Grantor and Edwin E. Kerr and G. Ruth Kerr, husband and wife, as grantees and recorded July 12, 1968, in Book 463 of Deeds at page 637 in the Recorder's office of Adams County, Illinois and which easement is also reserved in the Trustee's Deed from the Illinois National Bank of
     Springfield, as grantor and Harlan Balk and Virgilee Balk, husband and wife, as grantees and recorded April 18, 1977, in Book 496 of Deeds at page 1215 in the Recorder's Office of Adams County, Illinois; and, b.An easement for ingress and egress over and across a part of the West Fifty (50) feet of said Lot One (1), more particularly bounded and described as follows:
     Beginning at a point on the North line of said Lot One (1), Fifty (50) feet East of the Northwest corner of the said Lot One (1), running thence South parallel with the West line of said Lot One (1) Two Hundred Sixty (260) feet, thence West Five (5) feet, thence North Ninety-five (95) feet, thence West Five (5) feet, thence North One Hundred Sixty-five (165) feet, thence East Ten (10) feet to the point of beginning.

                                   EXHIBIT "D"

                            PURCHASE PRICE ALLOCATION

                         15% of the Purchase Price Land
                            236,000 Personal Property
                      Remainder of Purchase Price Building


                                   EXHIBIT "E"

              SCHEDULE OF DEFICIENCIES IN CONDITION OF THE FACILITY

                                      None.


                                   EXHIBIT "G"

                          FACILITY FINANCIAL STATEMENTS

The financial information referenced in Section 3.03 was previously provided to the Purchaser.

                                   EXHIBIT "H"

                     MATERIAL CHANGES IN FINANCIAL CONDITION

                                      None.


                                   EXHIBIT "J"

                               LIST OF EXCEPTIONS

1. There are no outstanding repair requirements or recommendations except as related to normal wear and tear or as included in the environmental report provided to the Purchaser.

2. The Seller is contesting and discussing settlement of certain claims against the
                           Facility  by  HCFA.   If  the  claims  are  not
                           resolved by the Escrow Closing Date, the Escrow Agent will retain $30,150 or the amount being claimed by HCFA as of the Escrow Closing Date from the Purchase Price in escrow with the Escrow Agent to be released upon resolution of such claim in accordance with the Escrow Agreement.

3.                         The minivan and copier are subject to leases.